UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                             Leisure Direct, Inc.
   ____________________________________________________________________
          (Exact name of registrant as specified in its charter)

             Nevada                                     98-0335555
 ------------------------------------------------------------------------
 (State of incorporation or organization)            (I.R.S. Employer
                                                      Identification No.

   1070 Commerce Drive, Building II, Suite 303, Perrysburg, OH  43551
   ---------------------------------------------------------------------
      (Address of principal executive offices)                (Zip Code)


      Securities Registered Pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

Securities Act registration statement file number to which this form relates:

                                  333-53186.

          Securities Registered Pursuant to Section 12(g) of the Act:

                        Common Stock, $.001 par value
                        -----------------------------
                               (Title of class)

Item 1.   Description of Registrant's Securities to be Registered

The common shares of the Registrant are described in the section entitled "Description of Securities: Common Stock" in the Registration Statement on Form SB-2 (Registration No. 333-53186) filed by Uranium Strategies, Inc., which was the Registrant's previous name. That description is incorporated herein by reference.

Item 2.   Exhibits

3.1       Articles of Incorporation (1)

3.1(a) Certificate of Amendment to Articles of Incorporation dated January 23, 2004 - filed as an exhibit to the Current Report on Form 8-K dated February 2, 2004 and incorporated herein by reference.

3.2       Bylaws (1)

4.1       Specimen Common Stock Certificate - filed herewith.

_______________________________

(1) Filed as an exhibit to the Registration Statement on Form SB-2 (333-53186) and incorporated herein by reference.



                                 SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 10, 2004                     LEISURE DIRECT, INC.

                                             By: /s/ John R, Ayling
                                             -------------------------
                                             John R. Ayling, President




                    *       *       *       *       *

                                                           EXHIBIT 4.1

NUMBER                                            SHARES

                                                  CUSIP 525399 101

                   INCORPORATED IN THE STATE OF NEVADA

                           LEISURE DIRECT, INC.

                         COMMON STOCK

THIS CERTIFIES THAT:

is owner of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.001 PAR VALUE EACH OF LEISURE DIRECT, INC. transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and By-laws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

         SECRETARY            SEAL                          PRESIDENT

                              COUNTERSIGNED:
                              OLDE MONMOUTH STOCK TRANSFER
                              77 MEMORIAL PARKWAY
                              ATLANTIC HIGHLANDS, NEW JERSEY 07716
                              TRANSFER AGENT